UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Keypath Education International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-56641	86-2590572
(Commission File Number)	(IRS Employer Identification No.)

1501 East Woodfield Road, Suite 204N

Schaumburg, IL 60173

(Address of principal executive offices and zip code)

(224) 419 - 7988

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.01 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On May 23, 2024 (May 24, 2024 Australian time), Keypath Education International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Karpos Intermediate, LLC, a Delaware limited liability company (“Parent”), and Karpos Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent, all subject to the terms and conditions set forth therein. Parent is a newly formed entity that is an affiliate of Sterling Partners, which also indirectly controls AVI Mezz Co., L.P. (the “Majority Stockholder”), which holds certificate of depository interests (“CDIs”) of the Company on behalf of Sterling Capital Partners IV, L.P. and SCP IV Parallel, L.P. (collectively, the “Sponsor”). The Majority Stockholder currently holds approximately 66% of the Company’s outstanding CDIs.

A special committee consisting solely of independent and disinterested members of the board of directors of the Company (the “Special Committee”) unanimously determined that the terms and conditions of the Merger and the transactions contemplated by the Merger Agreement (the “Transactions”) are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Stockholders (as defined below). Based on the Special Committee’s unanimous recommendation, the Board unanimously (a) determined that the terms of the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including holders of CDIs issued over the Common Stock (other than the Sponsor, the Majority Stockholder, Parent, Merger Sub, certain holders of Common Stock that have entered into rollover agreements (the “Rollover Stockholders”) (currently only consisting of the Majority Stockholder, Steve Fireng and Ryan O’Hare) and any current directors of the Company or any Person that the Company has determined is an “officer” of the Company within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Unaffiliated Stockholders”)), (b) determined that it is in the best interests of the Company to enter into, and approved, adopted and declared advisable, the Merger Agreement, (c) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained therein, (d) directed that the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, be submitted to the stockholders of the Company, and (e) resolved to recommend that the stockholders of the Company vote or cause the shares of the Common Stock, that are underlying the Company’s CDIs that are traded on the Australian Securities Exchange (“ASX”) to vote, to adopt the Merger Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than shares of the Common Stock held by the Rollover Stockholders, the Company, Parent, Merger Sub and stockholders who have validly exercised their appraisal rights under the General Corporation Law of the State of Delaware, including shares of Common Stock that are underlying the CDIs, will be converted into the right to receive $0.87 Australian Dollars (“AUD”) in cash, without interest, less any applicable withholding taxes (the “Transaction Consideration”).

Pursuant to the Merger Agreement, immediately prior to the Effective Time, (i) each restricted stock unit in respect of the Common Stock (each, a “Vested RSU”) that is outstanding and vested immediately prior to such time will be canceled and converted into the right to receive (without interest), within ten (10) business days following the Closing, an amount in cash equal to (x) the total number of shares of Common Stock subject to such Vested RSU multiplied by (y) the Transaction Consideration, less any applicable withholding taxes; and (ii) each restricted stock unit in respect of the Common Stock (each, an “Unvested RSU”) that is outstanding and unvested immediately prior to such time will be canceled and converted into the right to receive (without interest), an amount in cash equal to (x) the total number of shares of Common Stock subject to such Unvested RSU multiplied by (y) the Transaction Consideration (the “Cash Replacement RSU Amounts”). The Cash Replacement RSU Amounts will, subject to the holder’s continued service with Parent and its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested RSU for which such Cash Replacement RSU Amounts were exchanged would have vested pursuant to its terms. Also pursuant to the Merger Agreement, immediately prior to the Effective Time, each outstanding option to purchases shares of Common Stock (each, an “Option”), to the extent then unexercised, will be canceled and converted into the right to receive, within ten (10) business days following the Closing, an amount in cash equal to (x) the total number of shares of Common Stock subject to such Option multiplied by (y) the excess, if any, of the Transaction Consideration over the exercise price per share of the Common Stock underlying such Option, less applicable withholding taxes. Any Option which has a per share exercise price that is greater than or equal to the Transaction Consideration will be cancelled at the Effective Time for no consideration or payment. All of the Options are “underwater” based on the Transaction Consideration, and accordingly, will be cancelled at the Effective Time for no consideration or payment.

The Company, Parent and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that: (i) the Company will conduct its and its subsidiaries’ business in the ordinary course of business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) the Company will not engage in certain types of transactions or take certain actions outside the ordinary course during such period without the prior consent of Parent, (iii) the Company will cause a meeting of the Company stockholders to be held to consider approval of the Merger Agreement, and (iv) subject to certain customary exceptions, the board of directors of the Company will recommend adoption of the Merger Agreement by the stockholders of the Company. The Company has also made certain additional customary covenants in the Merger Agreement, including, among others, covenants not to: (i) solicit, initiate or agree to solicit or initiate, or knowingly induce or knowingly take any action with the intent of encouraging or facilitating any inquiries with respect to alternative acquisition proposals or (ii) subject to certain exceptions designed to allow the board of directors of the Company to fulfill its fiduciary duties to the Company’s stockholders (described further below), engage in any discussions concerning, or provide any confidential information to, any person relating to certain alternative acquisition proposals.

The Merger Agreement contains certain termination rights for the Company and Parent, including the Special Committee’s right to make an “Company Adverse Recommendation Change” in response to a superior proposal or any “Intervening Event” (each as defined in the Merger Agreement), subject to compliance with certain procedures specified in the Merger Agreement. Upon termination of the Merger Agreement under certain specified circumstances, the Company will be required to pay Parent a termination fee of approximately US$1.5 million (the “Company Termination Fee”). Upon termination of the Merger Agreement under certain specified circumstances, Parent will be required to pay the Company a termination fee of approximately US$2.0 million (the “Parent Termination Fee”). The aggregate monetary liability of the Company relating to the Merger Agreement (including damages for Willful and Material Breach (as defined in the Merger Agreement) or Fraud (as defined in the Merger Agreement) shall be no more $2.0 million, and the aggregate monetary liability of the Parent (including damages for Willful and Material Breach or Fraud relating to the Merger Agreement shall be no more than $2.5 million (the “Parent Damages Cap”). The Merger Agreement also provides that the parties are entitled to specific performance, subject to the terms and conditions of the Merger Agreement.

Subject to certain limitations, if the Merger is not consummated on or before 12:01 a.m., Chicago time on September 20, 2024 (the “End Date”), each of the Company and Parent may terminate the Merger Agreement. The right to terminate the Merger Agreement at the End Date will not be available to a party if the failure of the Merger to have been consummated on or before such date was primarily caused by the failure of such party to perform any of its obligations under the Merger Agreement.

Consummation of the Merger is subject to certain customary conditions, including, but not limited to, (i) the approval of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock (including the shares of Common Stock underlying the CDIs) and by the holders of a majority of the outstanding shares of Common Stock (including the shares of Common Stock underlying the CDIs) held by the Unaffiliated Stockholders, (ii) the absence of any judgment or order prohibiting or order preventing the consummation of the Merger, (iii) receipt of all required waivers, confirmations or approvals from ASX, (iv) certain other approvals and clearances by government authorities, (v) the absence of a material adverse effect with respect to the Company, and (vi) compliance in all material respects on the part of each of the Company, Parent and Merger Sub with such party’s covenants under the Merger Agreement, subject to customary cure rights. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct as of the closing (subject to certain materiality exceptions).

The Support Agreement

In addition, on May 23, 2024 (May 24, 2024 Australian time), in connection with the execution of the Merger Agreement, the Company and the Majority Stockholder, who beneficially owns approximately 66% of the outstanding CDIs, entered into a Voting and Support Agreement (the “Support Agreement”) with respect to the shares of Common Stock and CDIs the Majority Stockholder owns (the “Owned Shares”). Under the Support Agreement, the Majority Stockholder agreed, among other things and on the terms set forth therein, to (i) not transfer any of its Owned Shares or to enter into a contract or agreement relating thereto except in certain circumstances; (ii) vote (or cause to be voted) at the special meeting of Company stockholders the Owned Shares then beneficially owned by the Majority Stockholder in favor of the approval of the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement; (iii) vote in favor of the approval of a proposal to adjourn or postpone the special meeting of Company stockholders to a later date if there are not sufficient votes for the approval of the Merger Agreement and the Merger on the date on which such meeting is held; (iv) vote against any action or agreement that would reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled; and (v) vote in favor of any other matter or action necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement.

The Support Agreement will terminate upon the earlier to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is validly terminated in accordance with its terms, and (iii) the termination of the Support Agreement by the mutual written consent of the parties thereto.

Rollover Agreement

Also on May 23, 2024 (May 24, 2024 Australian time), in connection with the execution of the Merger Agreement, Sterling Karpos Holdings, LLC, an affiliate of Sterling Partners (“TopCo”), entered into a rollover agreement with each Rollover Stockholder pursuant to which the Rollover Stockholders, among other things, agreed to, directly or indirectly, exchange shares of Common Stock for equity interests in TopCo, an indirect owner of Parent. In connection with the Rollover Agreements of Steve Fireng and Ryan O’Hare, the parties thereto have agreed that such Rollover Stockholders will be paid certain compensation in connection with and following the consummation of the Merger, including certain cash bonuses opportunities, the right to receive certain management incentive equity or equity-like interests participate of TopCo and put-right options in respect of their TopCo equity interests.

Limited Guaranty

In connection with the execution of the Merger Agreement, the Sponsor also delivered on May 23, 2024 (May 24, 2024 Australian time) to the Company a limited guaranty (the “Limited Guaranty”), pursuant to which the Sponsor has agreed to guarantee the obligation of Parent and Merger Sub to pay the Parent Termination Fee and damages payable by Parent up to the Parent Damages Cap under certain specified circumstances.

Financing

Concurrently with the execution of the Merger Agreement, Parent, as the borrower, and Karpos Intermediate, LLC, a Delaware limited liability company (the “Parent Guarantor”), the direct parent company of Parent, entered into a credit agreement (the “Credit Agreement”), pursuant to which funds affiliated with Morgan Stanley Private Credit have committed to provide a $40 million senior secured term loan facility (the “Term Facility”) to Parent, the aggregate proceeds of which are expected to be sufficient for Parent to pay the aggregate Transaction Consideration and all related fees and expenses of the Company, Parent and Merger Sub. Loans under the Term Facility will be available to be drawn subject to satisfaction of certain conditions to funding usual and customary for similar facilities and transactions, including, but not limited to, (i) the delivery of a customary borrowing notice, (ii) the making of certain customary and usual representations and warranties, (iii) subject to customary exceptions and exclusions, the delivery of documents and instruments required to create and perfect a security interest in the collateral and (iv) the consummation of the Merger in all material respects in accordance with the terms of the Merger Agreement and funded substantially concurrently with the closing of the Merger and, upon funding thereof, the obligations under the Credit Agreement will be guaranteed by the Parent Guarantor and certain direct and indirect subsidiaries of Parent (subject to customary exceptions and exclusions) (the “Subsidiary Guarantors”) and secured by a by a first priority lien on substantially all of the assets (subject to customary exceptions and exclusions) of the Parent Guarantor, Parent and the Subsidiary Guarantors. Each loan made under the Term Facility will mature 5 years after it is drawn. Interest on each loan will accrue at a rate of Term SOFR (subject to a 4.50% floor) plus 9.50% per annum, with 50% of the accrued and unpaid interest payable in kind at Parent’s election, which election shall occur automatically without notice until Parent shall have delivered written notice of the election to pay all accrued and unpaid interest in cash. An upfront fee equal to 3.00% of the aggregate principal amount of the loans under the Term Facility funded on the date of funding shall be payable upon the funding thereof. Prepayments of the Term Facility (subject to certain exceptions) will be subject to customary prepayment premiums. The Term Facility will also include certain information rights and other customary covenants (including affirmative, negative and financial covenants) and mandatory prepayment provisions.

The foregoing descriptions of the Merger Agreement, the Support Agreement and the Limited Guaranty and the transactions contemplated thereby in this Current Report on Form 8-K are only a summary and do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, the Support Agreement and the Limited Guaranty, copies of which are filed as Exhibits 2.1, 10.1 and 10.2, respectively hereto and are incorporated by reference herein.

The Merger Agreement, the Support Agreement and the Limited Guaranty have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, Parent or the Supporting Stockholders. The representations, warranties and covenants contained in the Merger Agreement, the Support Agreement and the Limited Guaranty were made only for purposes of the Merger Agreement, the Support Agreement and the Limited Guaranty as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, the Support Agreement and the Limited Guaranty, may be subject to limitations agreed upon by the contracting parties, including being qualified by information included in filings with the ASX and the SEC and confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement, the Support Agreement and the Limited Guaranty instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. Investors are not third-party beneficiaries under the Merger Agreement, the Support Agreement or the Limited Guaranty and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, the Support Agreement and the Limited Guaranty, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01. Regulation FD Disclosure

On May 23, 2024 (May 24, 2024 Australian time), the Company issued an announcement relating to the Merger Agreement. A copy of the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of the fairness opinion of BMO Capital Markets Corp. furnished to the Special Committee is furnished as Exhibit 99.2.

The information in Item 7.01 (including Exhibits 99.1 and 99.2 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

All statements included in this Form 8-K, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. In some cases, you can identify forward-looking statements by the following words: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements are not guarantees of future results and are subject to factors, risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement, including (but not limited to): (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the inability to consummate the Merger due to the failure to obtain stockholder approval for the adoption of the Merger Agreement (including the affirmative vote of at least the majority of the outstanding shares of Common Stock (including the shares of Common Stock underlying the CDIs) held by the Unaffiliated Stockholders) or the failure to satisfy other conditions to completion of the proposed transaction, (3) risks related to the disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction, (4) the proposed Merger may involve unexpected costs, liabilities or delays, including the payment of a termination fee by the Company to the buyer, (5) limitations placed on the Company’s ability to operate its business under the Merger Agreement, (6) risks that the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed Merger, (7) risks that the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed Merger, (8) the effect of the announcement and pendency of the proposed transaction on the Company’s relationships with its customers and suppliers and on its business generally and (9) the other factors described in the Company’s filings with the SEC, including, but not limited to, the factors discussed under the heading “Risk Factors” in such filings. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed transaction.

Additional Information about the Proposed Transaction

This Current Report and the information contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. In connection with the proposed transaction, the Company will file a preliminary proxy statement and file or furnish other relevant materials with the SEC. Following the filing of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the stockholders of the Company. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AND RELATED MATTERS. The Company’s stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) and the Company’s website (www.keypathedu.com). In addition, stockholders will also be able to obtain these documents, without charge, by contacting the Company at the following address and/or telephone number:

1501 Woodfield Rd., Suite 204N

Schaumburg, IL

Attention: General Counsel

Telephone: (224) 419-7988

Participants in the Proposed Transaction

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and other relevant documents when they are filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of May 23, 2024, by and among Keypath Education International, Inc., Karpos Intermediate, LLC and Karpos Merger Sub, Inc.*
10.1	Support Agreement, dated as of May 23, 2024, by and among the Keypath Education International, Inc. and AVI Mezz Co., L.P.
10.2	Limited Guaranty, dated as of May 23, 2024
99.1	Announcement dated May 23, 2024 (furnished herewith)
99.2	Fairness Opinion (furnished herewith)
104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language).

*	Certain exhibits and schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keypath Education International, Inc.

Date: May 23, 2024	/s/ Stephen C. Fireng
Stephen C. Fireng
Global Chief Executive Officer